                                                                  EXHIBIT (j)

(McCurdy & Associates CPA's, Inc. Logo)

                                                        27955 Clemens Road

                                                        Westlake, Ohio 44145

                                                        Phone: (440) 835-8500

                                                        Fax: (440) 835-1093

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated ___________________, 2003 and to all references to our firm included in or made apart of this Post-Effective Amendment No. 14 to Frontier Equity Fund's Registration Statement on Form N-1A (File No. 33-43616), including the references to our firm under the heading "Financial Highlights" in the Prospectus and the heading "Independent Auditors" in the Statement of Additional Information.

/s/ McCurdy & Associates CPA's, Inc.

McCurdy & Associates CPA's, Inc.

Westlake, Ohio

January 30, 2004